Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

Semper Paratus Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, par value $0.0001 per share	Other	35,422,768	(1)(2)(11)	$11.01	(10)	$390,004,675.68	0.00014760	$57,564.69

Fees Previously Paid
	Equity	Common Stock, par value $0.0001 per share	Other	15,816,386	(1)(2)(3)	$10.72	(4)	$169,551,657.90	$0.00011020	$18,684.59
	Equity	Warrants to purchase Common Stock	Other	17,250,000	(1)(2)(5)	$0.05	(6)			—(7)
	Equity	Common Stock, par value $0.0001 per share	Other	120,000,000	(8)	$0.000833	(9)	$100,000	$0.00011020	$11.02

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts									$76,260.30
	Total Fees Previously Paid									$18,695.61
	Total Fee Offsets									0
	Net Fee Due									$57,564.69

(1)	Upon the Closing of the Business Combination described herein, the name of the registrant will be changed to “Tevogen Bio Holdings Inc.” Capitalized terms used but not defined herein shall have the respective meanings given to them in the registration statement to which this Calculation of Filing Fee Tables is attached as Exhibit 107.

(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Represents the number of Class A ordinary shares (including Class A ordinary shares included in units) issued by Semper Paratus Acquisition Corporation, in its initial public offering registered on Form S-1 (SEC File No. 333-260113), less the number of shares that have been redeemed by its public shareholders, which, as a result of the Domestication and the Business Combination, will automatically be converted by operation of law into shares of Common Stock of the Registrant.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Global Market on August 11, 2023 in accordance with Rule 457(f)(1).

(5)	Represents the number of redeemable warrants issued by Semper Paratus Acquisition Corporation. in its initial public offering registered on Form S-1 (SEC File No. 333-260113) (including redeemable warrants included in units), which, as a result of the Domestication and the Business Combination, will become warrants to acquire the same number of shares of the Registrant at the same price and on the same terms.

(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Redeemable Warrants on The Nasdaq Global Market on August 11, 2023 in accordance with Rule 457(f)(1).

(7)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(8)	Relates to Common Stock, $0.0001 par value per share, of the registrant issuable upon the mergers, involving registrant and Tevogen Bio Inc. The amount of registrant Common Stock to be registered is based on the estimated number of shares of registrant Common Stock that are expected to be issued pursuant to the Merger Agreement.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. Tevogen is a private company, no market exists for its securities, and Tevogen has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of Tevogen shares is one-third of the aggregate par value of the Tevogen shares expected to be exchanged in the Business Combination.

(10)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Global Market on December 18, 2023 in accordance with Rule 457(f)(1).

(11)	Represents (i) 24,500,000 shares of Common Stock that may be issued as Earnout Shares upon the occurrence of Triggering Events and (ii) 10,922,768 shares of Common Stock issuable upon the vesting of Rollover RSUs.